Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Boscov's Toni Miller 610-370-3440 tonimiller@boscovs.com
ALLIANCE DATA SIGNS NEW LONG-TERM AGREEMENT TO PROVIDE CONSUMER
CREDIT CARD PROGRAM FOR BOSCOV'S, LARGEST U.S. FAMILY-OWNED
DEPARTMENT STORE CHAIN

Alliance Data to Purchase Boscov's Existing Private-Label Credit Card Portfolio

•	Alliance Data's card services business to bring its data-driven loyalty and marketing expertise and customer-centric retail heritage to mid-Atlantic department store chain
•	Boscov's and Alliance Data to re-launch Boscov's B Rewarded private label credit card loyalty program in 2016

DALLAS – Feb. 4, 2016 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and commercial credit programs, has signed a new long-term agreement to provide private label credit card services for  Boscov's Department Store, LLC. Based in Reading, Pennsylvania, Boscov's is the largest family-owned department store chain in the U.S., operating 44 stores throughout seven mid-Atlantic states and an online store (www.boscovs.com), providing a wide variety of brand-name apparel, footwear, cosmetics, jewelry and merchandise for the home.

Alliance Data's industry-leading, data-driven marketing tools will deliver custom analytics and insights for Boscov's, increasing cardmember engagement and generating incremental sales. Boscov's will leverage Alliance Data's MyLoyalty App capabilities to support individualized customer engagement and increase value to cardmembers. The MyLoyalty App will be customized for a brand-immersive experience giving customers the ability to apply, earn and connect with Boscov's.

In addition, Alliance Data has signed an agreement to purchase the existing Boscov's portfolio of private label credit card accounts, subject to customary closing conditions. The portfolio has a size of approximately $200 million. Alliance Data believes that the performance of the Boscov's credit card portfolio, once acquired, will be consistent with its overall private-label credit card portfolio, and all new private label credit card accounts will be consistent with Alliance Data's credit quality standards. Closing of the portfolio purchase is expected in Q1 2016.

"For more than 100 years, Boscov's has been the department store of choice in the communities we serve, delivering value through our broad selection of quality merchandise, great pricing and exceptional customer service. We are confident we can further enrich the customer experience through an enhanced credit card program with Alliance Data," said Toni M. Miller, senior executive vice president, chief administrative officer and chief financial officer of Boscov's. "Through this new partnership, we look forward to leveraging Alliance Data's customer-centric retail heritage and proven credit and marketing tools to build even greater customer loyalty."

Alliance Data will work with Boscov's to enhance the card program's features designed to recognize and reward cardmembers. The industry-leading value proposition will drive brand loyalty by rewarding cardmembers with benefits such as a first-purchase discount, exclusive savings and special events. Additionally, for every purchase through the multi-tiered Boscov's B Rewarded program, consumers will be rewarded with rewards point certificates redeemable on future purchases.

"We are excited to begin our partnership with Boscov's, a beloved brand with a history of success and a like-minded approach to customer care and community giving," said Melisa Miller, president of Alliance Data's card services business. "Together we will elevate their outstanding credit program by enriching the value proposition to strengthen meaningful customer relationships, grow sales and extend brand loyalty."

About Boscov's
Boscov's is the largest, privately held family-owned Department Store in the United States with sales in excess of a billion dollars. With  44 stores in Pennsylvania, New York, New Jersey, Maryland, Ohio, Connecticut and Delaware, as well as an online store (www.boscovs.com), Boscov's has been known for offering customers a broad selection of quality merchandise, honest pricing and superior service. Boscov's is unique in that it is committed to the communities it serves and has a long distinguished history of civic and charitable activities. Boscov's online store serves consumers across the country.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.
Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the expected performance of an acquired credit card portfolio.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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